                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          IMPERIAL PARKING CORPORATION
----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                            [Imperial Parking Logo]

                          IMPERIAL PARKING CORPORATION

                       SUITE 300 - 601 WEST CORDOVA STREET
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6B 1G1


To Our Shareholders:

          On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Shareholders of Imperial Parking Corporation.

         As shown in the formal notice enclosed, the meeting will be held on Friday, May 18, 2001 at 10:00 a.m. (Eastern Standard Time) at the New York Helmsley Hotel (Murray Room), 212 East 42nd Street in New York, New York for the following purposes:

          o   to elect directors;

          o to consider and act upon a proposal to approve the 2000 Stock Incentive Plan;

          o to consider and act upon a proposal to re-appoint our independent auditors; and

          o to transact such other business as may properly come before the meeting.

         The meeting will include a report on Imperial Parking Corporation's activities for the fiscal year ended December 31, 2000, and there will be an opportunity for comments and questions from shareholders.

         Whether or not you plan to attend the meeting, it is important that you are represented and that your shares are voted. Accordingly, after reviewing the proxy statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of shareholders who are late sending in their proxy cards.

                                   Sincerely,



                                   /s/ CHARLES HUNTZINGER
                                   Charles Huntzinger
                                   President and Chief Executive Officer


April 27, 2001

                          IMPERIAL PARKING CORPORATION
                       601 WEST CORDOVA STREET, SUITE 300
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6B 1G1
                                 (604) 681-7311

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 18, 2001


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Imperial Parking Corporation, a Delaware corporation (the "Company"), will be held at the New York Helmsley Hotel (Murray Room), 212 East 42nd Street in New York, New York on Friday, May 18, 2001, at 10:00 a.m. (Eastern Standard Time) (the "Annual Meeting") for the following purposes:

          o To elect two Class I directors for the term ending at the Annual Meeting of Shareholders to be held in 2004;

          o To consider and act upon a proposal to re-appoint KPMG LLP as the Company's independent auditors for fiscal year 2001;

          o To consider and act upon a proposal to ratify the Company's 2000 Stock Incentive Plan; and

          o To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

         The Board of Directors has fixed the close of business on March 19, 2001 as the record date for determining the holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         The stock ledger of the Company showing each stockholder entitled to vote at the Annual Meeting will be available for examination by any stockholder, for a purpose relevant to the Annual Meeting, from 9:00 a.m. to 5:00 p.m. (Eastern Standard Time) at the Company's office at the 18th Floor, 1212 Avenue of the Americas, New York, New York from May 1, 2001 to the date of the Annual Meeting.

         The common stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.

                              By Order of the Board of Directors




                              /s/ J. BRUCE NEWSOME
                              J. Bruce Newsome, Senior Vice-President, Finance, Chief Financial Officer and Secretary

April 27, 2001
Vancouver, B.C.

                          IMPERIAL PARKING CORPORATION
                       SUITE 300, 601 WEST CORDOVA STREET
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6B 1G1
                                 (604) 681-7311

                                 PROXY STATEMENT

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 2001

                       INTRODUCTION AND VOTING PROCEDURES

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Imperial Parking Corporation, a Delaware corporation ("Impark" or the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the New York Helmsley Hotel (Murray Room), 212 East 42nd Street in New York, New York on Friday, May 18, 2001, at 10:00 a.m. (Eastern Standard Time) and at any continuations and adjournments thereof (the "Annual Meeting"). This proxy statement is first being mailed on or about April 27, 2001, to holders of the common stock, par value $.01 per share, of the Company (the "Common Stock") of record at the close of business on March 19, 2001. The cost of this solicitation will be borne by the Company.

     The shares of Common Stock held by each shareholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at its headquarters or by the shareholder personally attending and voting his or her shares at the meeting.

     The Board has fixed the close of business on March 19, 2001, as the record date for the meeting. Only shareholders of record at the close of business on March 19, 2001, are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 1,812,164 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting) is required for any vote taken at the Annual Meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, is required for the approval of all matters submitted to a vote of the shareholders at the meeting. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, will be counted in determining whether a quorum is present, but will have no effect on the outcome of any votes. A broker non-vote (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) are also counted in determining whether a quorum is present, but will have no effect on the outcome of any votes.

     EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE ANNUAL MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED HEREIN STANDING FOR ELECTION AS DIRECTORS, "FOR" THE RATIFICATION OF THE COMPANY'S 2000 STOCK INCENTIVE PLAN AND "FOR" RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT FOR FISCAL 2001.

                             YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


     The Company's Board of Directors currently consists of nine members (including one vacant seat) and is divided into three categories, with each category as nearly equal in number as possible. Directors serve for three year terms with only one category of directors being elected by the Company's shareholders at each annual meeting. At the Annual Meeting, two directors will be elected to serve until the 2004 Annual Meeting of Shareholders and until each such director's successor is duly elected and qualified. The Board of Directors has nominated Mary Ann Tighe and Armand E. Lasky for election as directors.

     As of the date of this proxy statement, the Board of Directors has not selected any candidates for nomination to the vacant Class I position. As a result, proxies can only be voted for the two nominees nominated by the Board of Directors.

     Set forth below are the nominees for directors of the Company, including their age and positions with the Company and its subsidiaries, each as of December 31, 2000. There are no arrangements or understandings between any of the directors or any other persons pursuant to which any of the directors have been selected as directors, other than as described below. There are no "family relationships" among the above directors, as that term is defined by the Securities and Exchange Commission ("SEC").


MARY ANN TIGHE                                              Director since 2000
Age 52

     Ms. Tighe was appointed to the Board of Directors of the Company as a Class I Director in March 2000. Ms. Tighe is also the Vice-Chairman of Insignia/ESG, a commercial real estate firm, a position she has held since January 1999. From 1993 until January 1999 she was an executive managing director of Insignia and from June 1992 to March 1993 she was a senior managing director. She has also chaired the Executive and Strategic Planning Committees of Insignia since November 1998.


ARMAND E. LASKY                                             Director since 2000
Age 53

     Mr. Lasky was appointed to the Board of Directors of the Company as a Class I Director in March 2000. Mr. Lasky has been the President of Empire State Collateral Corporation Real Estate since 1983, where he oversees the acquisition of parking properties and related commercial real estate.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR CLASS I DIRECTORS. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS NECESSARY FOR THE ELECTION OF EACH NOMINEE.


     Set forth below is a list of the Company's Directors not currently standing for election to the Board of Directors, including their age and positions with the Company and its subsidiaries, each as of December 31, 2000.

CONTINUING AS CLASS II DIRECTORS UNTIL 2002

CHARLES E. HUNTZINGER                                       Director since 2000
Age 53

     Mr. Huntzinger has served as President and Chief Executive Officer since joining the Company in January 1999. From 1993 until December 1998, Mr. Huntzinger was associated with Central Parking Corporation where he was vice-president for the Midwest Region and, later, for the New York Region. From 1992 until 1993 Mr. Huntzinger was vice president of Spectacore, a stadium management company and owner of the Philadelphia Flyers where he was in charge of parking operations. Mr. Huntzinger was the chief operating officer for Parkway Corporation from 1978 until 1992, where he was in charge of parking operations nationwide.

TALTON R. EMBRY                                             Director since 2000
Age 54

     Mr. Embry has been the chairman of Magten Asset Management Corp. ("Magten") since 1998, where he is the chief investment officer for Magten's clients. He has been with Magten since 1978. Mr. Embry is also a director of Anacomp, Inc., Salant Corporation and BDK Holdings, Inc. and a trustee of First Union Real Estate Equity and Mortgage Investments.

DAVID J. WOODS                                              Director since 2000
Age 51

     Mr. Woods has been president of Pattison Outdoor Group, an outdoor advertising firm, since May 1997. From January 1997 to April 1997, Mr. Woods was vice president for finance at Interactive Media Inc. From September 1995 until December 1996 he was senior vice president for finance at Gannett Inc. From January 1995 until August 1995 Mr. Woods was executive vice president at Mediacom Inc.


CONTINUING AS CLASS III DIRECTORS UNTIL 2003

WILLIAM A. ACKMAN                                           Director since 2000
Age 34

     Mr. Ackman has been Chairman of Impark's Board of Directors since March 2000. He has also been chairman of the board of trustees of First Union Real Estate Equity and Mortgage Investments since June 1998. Since January 1, 1993, through a company he owns, Mr. Ackman has acted as co-investment manager of three investment funds: Gotham L.P., Gotham III L.P. and Gotham Partners International, Limited.

DANIEL P. FRIEDMAN                                          Director since 2000
Age 43

     Mr. Friedman has been Vice Chairman of Impark's Board of Directors since March 2000. Since June 2000, he has been a managing member of Radiant Partners LLC, a real estate asset management and investment firm. From November 1998 to March 2001, he served as president and chief executive officer of First Union Real Estate Equity and Mortgage Investments and as a trustee from November 1998 to September 2000. He was president and chief operating officer of Enterprise Asset Management, Inc. from June 1996 to November 1998 and was executive vice president and chief operating officer of Enterprise from February 1992 to June 1996. At Enterprise, he was responsible for asset management and new business development. From September 1994 to November 1998, Mr. Friedman was manager of all the

Cheshire Limited Liability Companies ("Cheshire"). Cheshire acquires and restructures non-performing underlying residential co-op mortgage loans and unsold co-op apartments. From May 1993 to December 1996, he was a board member of Emax Securities, Inc. a registered broker/dealer.

BETH A. STEWART                                             Director since 2000
Age 44

     Ms. Stewart has been president of Stewart Real Estate Capital since 1993, where she has been involved with numerous equity investments in private and public securities with partners and properties throughout the United States. Ms. Stewart worked for Goldman, Sachs & Co. from 1980 to 1992 where she was vice president of the Real Estate Department from 1986 until 1992. Ms Stewart is currently a director of General Growth Properties, Inc.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2000, the Board held five meetings. All of the current directors of Impark attended at least 75% of the aggregate number of meetings of the Board and the respective committees of the Board on which they served, with the exception of Ms. Tighe and Mr. Lasky who each attended 40% of the aggregate number of meetings of the Board.

     The Board has the following committees: Audit, Compensation and Executive. The Executive Committee is composed of Messrs. Ackman, Friedman, Huntzinger and Ms. Stewart and oversees all aspects of the management of the business of Impark. During fiscal 2000, the Executive Committee held four meetings.

     The Audit Committee is composed of Messrs. Woods and Lasky and Ms. Stewart and during fiscal 2000 held one meeting. The Audit Committee is responsible for overseeing the auditing procedures and financial reporting of Impark, reviewing the general scope of Impark's annual audit and the fees charged by Impark's independent certified public accountants, determining the duties and responsibilities of the internal auditors, receiving, reviewing and accepting the reports of Impark's independent certified public accountants, and overseeing Impark's systems of internal accounting and management controls. The Audit Committee has adopted a written charter, which has been included as Exhibit A to this proxy statement.

     The Compensation Committee is composed of Mr. Ackman and Ms. Tighe and during fiscal 2000 held one meeting. The Compensation Committee is responsible for reviewing and recommending the appropriate compensation and benefits of officers of Impark, considering and making grants and awards under and administering Impark's 2000 Stock Incentive Plan and overseeing Impark's various other compensation and benefit plans.

     The Company does not presently have a Nominating Committee.

AUDIT COMMITTEE REPORT

     The following Audit Committee Report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act, without the express consent of the persons named below.

    The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Each of the members of the Company's Audit Committee was considered independent for the year ended December 31, 2000, as such term is defined under the listing standards of the American Stock Exchange. In fulfilling its oversight responsibilities, the Audit Committee conducted the following review:

          o reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000, with management and KPMG, the Company's independent auditors;

          o discussed with KPMG the matters required to be discussed by the Auditing Standards Board of The American Institute of Certified Public Accountants' Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended; and

          o received and discussed with KPMG the written disclosures and the letter from KPMG required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees," as amended, and have discussed with KPMG their independence.

    Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC. The Audit Committee also recommended the appointment of KPMG as the Company's independent auditors for fiscal 2001.

    During the year ended December 31, 2000, the Company paid the following fees to KPMG, the Company's independent public accountant:

        Audit Fees:                            $85,984

        Financial Information Systems
        Design and Implementation Fees         $ 2,491

        All Other Fees:                        $80,465

     The Company's Audit Committee has considered the compatibility of the non-audit services furnished by KPMG with the firm's need to be independent.

                                               AUDIT COMMITTEE:
                                               David J. Woods, Chairman
                                               Beth A. Stewart
                                               Armand E. Lasky


COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report is not deemed to be part of a document filed with the SEC pursuant to Securities Act or the Exchange Act, and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act, without the express consent of the persons named below.

     The Compensation Committee (the "Committee") of the Board reviews and approves compensation levels for the Company's executive officers. The Committee, which was established in March 2000, held one meeting during the fiscal year ended December 31, 2000.

     The Committee's policy with respect to the compensation of executive officers is to pay cash and other compensation to attract and retain high quality executive officers. The compensation packages provided to the executive officers were the outcome of negotiations between the Committee and the individuals involved.

     The Committee's policy is that a substantial portion of an executive officer's compensation is to be incentive based. That policy is reflected in the compensation packages provided to the executive officers by the inclusion therein of stock options with a per share exercise price of the greater of the closing price of a share on the grant date and the average of the closing prices of a share during the 10 trading day period immediately preceding the grant date. The exercise price increases by 10% each year following the grant less all dividends and distributions (including non-cash distributions) made to common shareholders on a per share basis. These options vest incrementally over four years following the date they were granted, or in the case of Messrs. Friedman and Schonberger were fully vested at the time of grant but become exercisable incrementally over four years, and are directly tied to increasing shareholder value.

     The Committee approves all option grants for executive officers and the guidelines to be used for option grants for other senior management and employees. In fiscal 2000, options were granted to 55 full-time management employees of the Company and its subsidiaries, including the executive officers. See "Compensation of Directors and Officers - Option Grants in Last Fiscal Year".

     The base salaries of each executive officer, as provided in their respective employment agreements, were not increased from the date of the Company's distribution, March 27, 2000, to April 1, 2001. In 2000, Mr. Wallner received a bonus pursuant to the formula set out in his employment agreement. See "Compensation of Directors and Officers - Employee Agreements". In 2000, Mr. Newsome received a performance bonus as set out in the "Summary Compensation Table" to compensate him for superior individual performance in carrying out the responsibilities assigned by the Board of Directors.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The CEO, Mr. Huntzinger, entered into a five-year employment agreement with the Company effective March 27, 2000, described in further detail below under "Compensation of Directors and Officers - Employment Agreements." The Committee meets annually to evaluate the performance of the CEO. Based on this evaluation, the Committee may recommend for approval a salary increase, annual bonus and long-term incentive awards, if any, at an executive session of the Board. Only independent, outside directors participate in these executive sessions. The CEO's compensation reflects a higher degree of policy and decision-making authority and a higher level of responsibility with respect to strategic direction of the Company and its financial and operating results. It also reflects the CEO's long term commitment and contributions to the success of the Company. Between the date of the Company's distribution, March 27, 2000, and April 1, 2001, the Committee did not recommend to the Board any alterations to the CEO's employment agreement or the payment of any bonus or long-term incentive compensation in respect of the fiscal year ending December 31, 2000.


                                               COMPENSATION COMMITTEE:
                                               William A. Ackman
                                               Mary Ann Tighe


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Ackman and Ms. Tighe served as the members of the Compensation Committee of the Company's Board of Directors during fiscal 2000. No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.


                               EXECUTIVE OFFICERS

     The executive officers of the Company through December 31, 2000, and their ages as of April 1, 2001, are as follows:


 NAME                              AGE                               POSITION (S)
---------------------              ---      -------------------------------------------------------------
Charles E. Huntzinger               53      President, Chief Executive Officer and Director
J. Bruce Newsome                    51      Senior Vice President, Finance and Chief Financial Officer
Bryan L. Wallner                    41      Senior Vice President, Operations and Chief Operating Officer
Daniel P. Friedman                  43      Vice Chairman and Director
David Schonberger                   45      Vice President

     Biographical information with respect to Messrs. Huntzinger and Friedman is set forth above under "Election of Directors" (above).

     J. BRUCE NEWSOME has served as our Senior Vice President, Finance and Chief Financial Officer since 1989. From 1986 to 1989, Mr. Newsome served as Vice President of Finance and Controller of predecessor businesses to the Company. Prior to 1986, Mr. Newsome served as Controller of these businesses. He has been involved in several acquisitions in the last 17 years and is responsible for ensuring that financial, accounting, MIS and treasury systems will accommodate expansion plans. Before joining Impark, Mr. Newsome was a senior manager at the accounting firm of KPMG.

     BRYAN L. WALLNER became our Senior Vice President, Operations in March 1999 and was promoted to Chief Operating Officer in November 2000. Prior to joining us, Mr. Wallner was a regional manager for Central Parking Corporation ("Central Parking"). He guided Central Parking's growth in the Midwest, opening offices in four new cities. He has expertise in stadium/arena, mixed use, retail and office as well as valet, shuttle, and patrol contracts. Mr. Wallner began his career in the parking industry in 1987 with Central Parking in St. Louis, Missouri.

     DAVID SCHONBERGER became our Vice President in March 2000. Since June 2000, he has been a managing member of Radiant Partners LLC, a real estate asset management and investment firm. From November 1998 to March 2001, he served as executive vice president of First Union Real Estate Equity and Mortgage Investments. From November 1997 to November 1998, he was senior vice president of Enterprise Asset Management Inc. Since January 1990, Mr. Schonberger has been director of Peter Elliot LLC, previously Legacy Construction Corporation, a privately held leasing and project management company specializing in institutional property management and oversight of specialty construction and development projects. From February 1996 to October 1997, Mr. Schonberger served as treasurer and manager for Peter Elliot LLC.

     All of the executive officers listed above hold office at the discretion of the Company's Board of Directors. There are no arrangements or understandings between any of the officers or any other persons pursuant to which any of the above officers have been selected as officers, other than as described below. There are no "family relationships" among the above officers, as that term is defined by the SEC.

                     COMPENSATION OF DIRECTORS AND OFFICERS

DIRECTOR COMPENSATION

     In fiscal 2000 Impark paid each director a fee of $1,500 for each board meeting attended in person, $500 for each board meeting participated in by telephone, and $500 for each committee meeting attended in person or by telephone. Impark also makes an annual grant of $20,000 of Impark common stock to each director, valued at the time of the grant, that vests one year after the grant; however, the initial grant made in March 2000 was fully vested at the time of grant.

     Two directors, Messrs. Huntzinger and Friedman, are employees of Impark. Mr. Huntzinger does not receive additional compensation for services as a director of Impark. Mr. Friedman receives the meeting fees and annual stock grant paid to each of the non-employee directors. All directors are reimbursed for actual expenses incurred in connection with attending meetings. Directors of affiliates of Impark who are also employees of Impark do not receive additional compensation for services as a director of the affiliate.

EXECUTIVE OFFICER COMPENSATION

     The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of Impark's Chief Executive Officer and the persons who, during the fiscal year ended December 31, 2000 ("fiscal 2000"), were the two other most highly compensated executive officers of Impark (the "named executive officers") for all services rendered in all capacities to Impark for the fiscal years indicated. No other executive officer of Impark earned greater than $100,000 in combined salary and bonus in fiscal 2000.


                           SUMMARY COMPENSATION TABLE


                                                                                         LONG-TERM COMPENSATION
                                                      ANNUAL COMPENSATION              ----------------------------
                                            --------------------------------------     SECURITIES
                                                                        OTHER          UNDERLYING        ALL OTHER
    NAME AND                                                        ANNUAL COMPEN-      OPTIONS/           COMPEN-
PRINCIPAL POSITION                YEAR      SALARY($)   BONUS($)     SATION($)(1)       SARS(#)(2)        SATION($)
------------------               ------     --------    --------    --------------     -----------      -----------
Charles E. Huntzinger             2000       434,300         --           --             95,625           37,500(4)
President and Chief               1999       510,000         --           --                 --           29,100(5)
Executive Officer(3)

Bryan L. Wallner                  2000       237,510     22,049        35,750(7)         21,250            5,000(8)
Senior Vice-President,            1999       205,500                      --                 --           20,000(9)
Operations and Chief
Operating Officer(6)

J. Bruce Newsome                 2000        138,610     34,455           --             10,000               --
Senior Vice-President            1999        136,095     31,410           --                 --               --
Finance, Chief Financial         1998        135,897     16,168           --                 --               --
Officer and Secretary(10)

----------
(1) The costs of certain benefits are not included because they did not exceed, in the case of each executive officer, the lesser of $50,000 and ten percent of the total annual salary and bonus reported in the above table.
(2) These amounts represent the number of shares subject to options granted in fiscal 2000 under the Company's 2000 Stock Incentive Plan. No stock appreciation rights were granted under this plan.
(3) Mr. Huntzinger was appointed President and Chief Executive Officer on January 4, 1999.
(4) Includes $12,500 paid to Mr. Huntzinger for reimbursement of legal fees incurred by him in the negotiation of his employment contract and $25,000 paid to Mr. Huntzinger for relocation expenses to Columbus, Ohio.

(5) Represents the amount paid to Mr. Huntzinger to compensate him for various costs associated with his relocation to Vancouver, Canada.
(6)  Mr. Wallner began employment with Impark in February 1999.
(7) Represents $35,750 paid to Mr. Wallner to compensate for differing personal tax rates between the United States and Canada, being Mr. Wallner's country of residence.
(8) Represents $5,000 paid to Mr. Wallner for reimbursement of legal fees incurred by him in the negotiation of his employment contract.
(9)  Represents a signing bonus paid to Mr. Wallner upon his joining Impark.
(10) Mr. Newsome's salary, bonus and other compensation are paid in Canadian dollars. The figures in this table were converted to U.S. dollars, based on a conversion rate of 1.56 Canadian dollars to one U.S. dollar, on April 12, 2001, as published in the Federal Reserve Statistical Release, April 16, 2001.


OPTION GRANTS

     The following table reflects certain information with respect to options to acquire shares of Impark's Common Stock granted under Impark's 2000 Stock Incentive Plan to the named executive officers during fiscal 2000. No stock appreciation rights were granted.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                           INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                        ----------------------------------------------------------      VALUE AT ASSUMED
                                          PERCENT OF                                     ANNUAL RATES OF
                          NUMBER OF         TOTAL                                           STOCK PRICE
                         SECURITIES      OPTIONS/SARS     EXERCISE                       APPRECIATION FOR
                         UNDERLYING       GRANTED TO       BASE                           OPTION TERM(1)
                        OPTIONS/SARS    EMPLOYEES IN       PRICE       EXPIRATION      ---------------------
NAME                     GRANTED(#)      FISCAL YEAR     ($/SH)(2)        DATE           5%(3)      10%(3)
----                    ------------   ---------------   ----------   -------------    ---------    --------
Charles E. Huntzinger      95,625            39.0          12.81        05/09/10           --         --
Bryan L. Wallner           21,250             8.7          12.81        05/09/10           --         --
J. Bruce Newsome           10,000             4.1          12.81        05/17/10           --         --

----------
(1) The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent Impark's estimate or projection of Impark's future common stock prices. These amounts represent certain assumed rates of appreciation in the value of Impark's common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock. The amounts reflected in the table may not necessarily be achieved.
(2) The exercise price of each option increases by 10% per annum, less all dividends and distributions (including non-cash distributions) made to common shareholders on a per share basis.
(3) None of the options will have any value if the Company's common stock appreciates either 5% or 10% per annum due to the annual increase in the exercise price of the options.


OPTION EXERCISES AND VALUES

     The table below provides information with respect to exercises of options by the named executive officers during the fiscal year ended December 31, 2000 under Impark's 2000 Stock Incentive Plan and the year-end value of unexercised options. Impark has not granted any stock appreciation rights.

               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                          AND PERIOD-END OPTION VALUES


                                                                                         VALUE OF UNEXERCISED
                                                               NUMBER OF SECURITIES          IN-THE-MONEY
                                                              UNDERLYING UNEXERCISED       OPTIONS/SARS AT
                                                                 OPTIONS/SARS AT             FISCAL YEAR-
                              SHARES                           FISCAL YEAR-END (#)             END($)(1)
                             ACQUIRED          VALUE              EXERCISABLE/                EXERCISABLE/
NAME                      ON EXERCISE(#)     REALIZED($)          UNEXERCISABLE              UNEXERCISABLE
---------------------     --------------     ----------      -----------------------    ----------------------
Charles E. Huntzinger         --                --               13,942 / 81,683            61,902 / 362,673
Bryan L. Wallner              --                --                3,098 / 18,152             13,755 / 80,595
J. Bruce Newsome              --                --                    0 / 10,000                  0 / 51,900

----------
(1) This amount represents the aggregate number of options multiplied by the difference between $18.00, the fair market value of Impark Common Stock as at December 31, 2000, and the exercise price for each option as of December 31, 2000.


EMPLOYMENT AGREEMENTS

     Impark has entered into employment agreements with each of its named executive officers, being Messrs. Huntzinger, Wallner and Newsome.

     Mr. Huntzinger has a five year employment agreement effective March 27, 2000 to serve as Chief Executive Officer and President of the Company. Mr. Huntzinger receives an annual base salary of $425,000 and also receives $10,000 to a deferred compensation plan. He was granted on May 9, 2000 an option to acquire 95,625 shares of common stock at an initial per share exercise price equal to the greater of the closing price of a share on that date and the average of the closing prices of a share during the 10 trading day period immediately preceding the grant date. The options vest over four years based on continued employment. If the Company consummates a rights offering for common stock, Mr. Huntzinger will be granted an option to acquire 4.5% of the shares issued for the first $30 million of capital raised. If the Company terminates Mr. Huntzinger's employment without "cause" or if he terminates his employment for "good reason" the options described above will vest and the Company will pay him in cash two times the sum of his base salary and bonus, if any (but not less than $1 million). Upon certain change in control transactions, the option described above will vest. Mr. Huntzinger's employment agreement does not provide a pre-determined bonus formula; any bonus is at the discretion of the board of directors of the Company. Mr. Huntzinger's employment agreement contains standard non-compete, non-solicitation and non-disclosure covenants.

     Mr. Wallner's five-year employment agreement, effective as of March 27, 2000, provides for a base salary of $237,500 per year. The agreement also provides that Mr. Wallner is eligible to earn a bonus of 1.75% of the increase of Impark's EBITDA over its EBITDA for 1998 after amortizing capital expenditures and applying a 10% cost of capital. He was also granted on May 9, 2000 an option to acquire 21,250 shares of common stock at an initial per share exercise price equal to the greater of the closing price of a share on that date and the average of the closing prices of a share during the 10 trading day period immediately preceding the grant date. The options vest over four years based on continued employment. If the Company consummates a rights offering for common stock, Mr. Wallner will be granted an option to acquire 1.0% of the shares issued for the first $30 million of capital raised. If the Company terminates Mr. Wallner's employment without "cause" or if he terminates his employment for "good reason" the options described above will vest and the Company will pay him in cash two times the sum of his base salary and bonus (but not less than $474,000). Upon certain change in control transactions, the option described above will vest. The Company also provides an annual payment in arrears to make Mr. Wallner whole for any additional taxes owing by Mr. Wallner on his aggregate compensation arising from his residency in Vancouver, Canada as compared to the United States. Mr. Wallner's employment agreement contains standard non-compete, non-solicitation and non-disclosure covenants.

     Mr. Newsome's four-year employment agreement, effective January 1998, provides for a base salary of $136,900 in the first year. The base salary is subject to annual adjustment by the Compensation Committee and for changes based on the Consumer Price Index with respect to Vancouver, British Columbia. The agreement also provides for a bonus to be determined by the Compensation Committee annually. In the event that Impark chooses not to renew Mr. Newsome's contract, he will be entitled to a lump sum payment equal to his total salary for the preceding 24 month period.

                OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

     The table below sets forth certain information regarding the beneficial ownership of the Common Stock as at April 1, 2001, of (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each director, nominee and named executive officer, and (iii) all directors, nominees and executive officers of the Company as a group. On that date, 1,812,164 shares were outstanding. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares of the Common Stock indicated.


                                                                      AMOUNT AND
                                                                       NATURE OF
                                                                      BENEFICIAL
                  NAME OF BENEFICIAL OWNER                           OWNERSHIP(1)     PERCENT(1)
                  -------------------------                          ------------     ----------
Beneficial Owners of 5% or more:

         Gotham Partners, L.P. (2)                                     474,443          26.2%
         Gotham International Advisors, L.L.C.
         Gotham Partners III, L.P.
         Gotham Holdings II, L.L.C.
         Gotham Holdings Management, L.L.C.
         110 East 42nd Street, New York, NY 10017

         Magten Asset Management Corp. (3)                             158,197           8.7%
         35 East 21st Street, New York, NY 10010

         Snyder Capital Management, L.P. (4)                           233,934           12.9%
         Snyder Capital Management, Inc.
         350 California Street, Suite 1460
         San Francisco, CA 94104

Directors:

         Charles E. Huntzinger (also an executive officer) (5)          25,057           1.4%
         William A. Ackman (6)                                         474,443          26.2%
         Daniel P. Friedman (also an executive officer) (7)             15,747             *
         Talton R. Embry (8)                                           229,352          12.7%
         Armand E. Lasky                                                   766             *
         Beth A. Stewart                                                   941             *
         Mary Ann Tighe (9)                                              4,491             *
         David J. Woods                                                    716             *

Named Executive Officers:

         J. Bruce Newsome (10)                                           2,500             *
         Bryan L. Wallner (11)                                           5,313             *

All directors and executive officers (11 in number) as a group (12)    765,989          41.1%

----------
* Beneficial ownership does not exceed 1%.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after the date set forth above, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(2) The amount shown for Gotham Partners, L.P., Gotham Partners III, L.P., Gotham International Advisors, L.L.C. , Gotham Holdings II, L.L.C. and Gotham Holdings Management, L.L.C. is based on a Schedule 13D/A filed jointly by such persons on July 11, 2000. Gotham Holdings Management, L.L.C. has shared dispositive and voting power over 56,170 of the shares reported.
(3) Magten shares voting power with respect to 53,352 shares and has no voting power with respect to the remaining 104,845 shares. Magten shares dispositive power with respect to all 158,197 shares.
(4) The amount shown for Snyder Capital Management, L.P. and Snyder Capital Management, Inc. is based on a Schedule 13G filed jointly by such persons as of December 31, 2000.
(5) Includes 23,906 shares that Mr. Huntzinger has the right to acquire through the exercise of options within 60 days after April 1, 2001.
(6) Mr. Ackman is the president of Karenina Corporation, a general partner of Section H Partners LP. Section H is the sole general partner of Gotham Partners, L.P. and Gotham Partners III, LP. Accordingly, Mr. Ackman, Karenina Corporation and Section H may be deemed beneficial owners of share owned by Gotham Partners, L.P. and Gotham Partners III LP. Gotham International Advisors, LLC. a Delaware limited liability company, has the power to vote and dispose of the shares held for the account of Gotham Partners International, Limited, a Cayman exempted company, and accordingly, may be deemed the beneficial owner of such shares. Mr. Ackman is a senior managing member of Gotham Partners International and may be deemed a beneficial owner of shares owned by Gotham Partners International. For purposes of this table, all of such ownership is included. Mr. Ackman's address is c/o Gotham Partners, L.P., 110 East 42nd Street, New York, NY 10017.
(7) Includes 13,281 shares that Mr. Friedman has a right to acquire through the exercise of options within 60 days after April 1, 2001.
(8) Mr. Embry is the chairman of Magten Asset Management Corp. and, accordingly, may be deemed a beneficial owner of the 158,197 shares owned by Magten. For purposes of this table, all such ownership is included. Mr. Embry disclaims beneficial ownership of 158,197 shares owned by clients of Magten, 54,341 shares owned by Magten's pension and profit sharing plans of which Mr. Embry is a trustee, and 2,275 shares owned by his wife. Mr. Embry shares investment and/or voting power with respect to the 158,197 shares held by Magten clients. Mr. Embry's address is c/o Magten Asset Management Corp., 35 East 21st Street, New York, NY 10010.
(9) Ms. Tighe is a limited partner of Gotham L.P. As a limited partner of Gotham L.P., she has no right to vote or dispose of any shares held by Gotham L.P., and therefore does not beneficially own any Shares held by Gotham L.P.
(10) Includes 2,500 shares that Mr. Newsome has the right to acquire through the exercise of options within 60 days after April 1, 2001.
(11) Includes 5,313 shares that Mr. Wallner has the right to acquire through the exercise of options within 60 days after April 1, 2001.
(12) Includes options by executive officers to purchase 51,663 shares of the Company's common stock within 60 days after April 1, 2001.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with all of its executive officers. The Company has also agreed to grant options to its executive officers. See "Compensation of Directors and Officers - Employment Agreements".

AFFILIATE TRANSACTION POLICY

     The Company has adopted a policy providing that all material transactions between it and its officers, directors and other affiliates must be: (a) approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors; and (b) on terms no less favorable to us than could be obtained from unaffiliated third parties.

     For the year ending December 31, 2000, the Company approved the following transactions pursuant to such policy:

(a)  Agreement with Pattison Outdoor Group

     Pattison Outdoor is the largest outdoor advertising company in Canada with billboards in all the major markets in the country. David Woods, a director of the Company, is the president of Pattison Outdoor. Mr. Woods does not own any shares in Pattison Outdoor. Pursuant to a competitive bidding process, Pattison Outdoor entered into a 10-year exclusive agreement with Impark to place a substantial number of billboards, being approximately 265 advertising faces, of various designs on Impark-operated parking lots throughout Canada. The agreement between the Company and Pattison Outdoor runs from July 1, 1999 to June 30, 2009. Pattison Outdoor pays Impark a fee for the right to place billboards on these parking lots and in the first year of the contract these payments were approximately $391,987 and are expected to escalate to $542,686 in year 10. The contract is in Canadian dollars. These amounts were converted to U.S. dollars based on a conversion rate of 1.56 Canadian dollars to one U.S. dollar on April 12, 2001, as published in the Federal Reserve Statistical Release, April 16, 2001. Prior to July 1, 1999, the companies had entered into similar agreements that covered only one to two years.

(b)  Sublease to Radiant Partners LLC

     Radiant Partners LLC is a real estate asset management and investment firm whose managing members include Daniel Friedman and David Schonberger. Mr. Friedman is Vice-Chairman and a director of Impark and Mr. Schonberger is Vice-President of Impark. On October 1, 2000, Impark entered into a lease of office premises in New York, New York and on the same date also entered into a sublease of a portion of such premises to Radiant Partners LLC. The sublease has a term of three years and three months and requires that Radiant will pay rent to Impark based on Radiant's pro rata space allotment of the premises, in the aggregate of $12,700 per month or an aggregate of approximately $495,300 over the entire term of the sublease. Operating costs will also be shared on a pro rata basis between Radiant and Impark. The sublease contains terms and conditions typical of a sublease for commercial office space.

(c)  Lease agreement with 999 Chester Avenue LLC

     999 Chester Avenue LLC is a real estate investment company beneficially owned by Armand Lasky. Mr. Lasky is a director of Impark. On December 4, 2000, Impark entered into a 20 year lease of a garage in Cleveland, Ohio owned by 999 Chester Avenue LLC. The lease provides for base rent of $2,300,000 per annum for the first ten years of the term, and $2,500,000 per annum for the remaining ten years, which is an aggregate of $48,000,000 in base rent over the entire term of the lease. Such rent payments represent 100% of the revenues earned by 999 Chester Avenue LLC. The lease is a "net lease" and contains terms and conditions typical of a lease for a commercial parking property.

                             STOCK PERFORMANCE GRAPH

     The stock price performance graph depicted below is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express consent of the Company.

         The graph below compares the total cumulative return of the Company's Common Stock with the securities of entities comprising the S&P 500 Index and S&P Commercial/Consumer Services Index. Cumulative return assumes $100 invested in the Company or the respective index on March 27, 2000, with no dividend reinvestment. Since there is no industry Peer Group, the Company utilized the S&P Commercial/Consumer Services Index. The graph presents information since the Company's distribution, March 27, 2000, to December 31, 2000.


                             [ PERFORMANCE CHART ]


                                               3/28/00       12/31/00
                                               -------       --------
       Imperial Parking Corporation              100            101
       S&P 500                                   100             88
       S&P Commercial/Consumer Services          100             85



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. During fiscal 2000, all such filings and disclosure requirements were met within the time allowed for all persons subject to Section 16(a), except that the Company determined, as a result of its review, that each of the members of the Board of Directors and Messrs. Schonberger, Newsome and Wallner filed their Forms 3 late and that Mr. Scully (a former director) did not file a Form 3.

                                 PROPOSAL NO. 2

                      APPROVAL OF 2000 STOCK INCENTIVE PLAN

GENERAL

     On March 27, 2000, the Board of Directors adopted the Company's 2000 Stock Incentive Plan (the "Plan") by action taken without a meeting of the directors by written consent. The Plan is designed to enable the Company to offer an incentive-based compensation system to employees, officers, directors, consultants and advisors of the Company. The Plan provides for the grant of stock options, restricted stock awards, and other stock-based awards (collectively, "Awards"). As of April 1, 2001, the Company had a total of 55 employees and officers eligible to receive Awards under the Plan.

     As of April 1, 2001, a total of 248,902 options granted under the Plan were outstanding. No shares of the Company's Common Stock have been issued pursuant to the exercise of any Awards granted under the Plan.

     The Company plans to register, at the Company's expense, with the SEC on a Form S-8 Registration Statement the shares of common stock issuable under the Plan.

     The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan is attached to this proxy statement as Exhibit B.

SHARES SUBJECT TO THE PLAN

     A total of 315,000 shares of the Company's common stock, or approximately 17.4% of the total outstanding shares, are authorized under the Plan. Any shares of common stock which are subject to an Award but are not used because the Award is terminated due to termination of the participant's employment with the Company or is otherwise not exercised, may again be used for Awards under the Plan.

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board of Directors of the Company, each of whom is an "outside director." At this time, the Committee consists of William Ackman and Mary Ann Tighe.

     The Committee is empowered to select those eligible persons to whom Awards shall be granted under the Plan; to determine the time or times at which each Award shall be granted, and the number of shares to be subject to each Award; and to fix the time and manner in which each such Award may become vested, including all other terms and conditions of such Awards. The Committee has sole discretion to interpret and administer the Plan, and its decisions regarding the Plan are final.

AWARD TERMS

     Options granted under the Plan that are intended to qualify as "incentive stock options" for federal income tax purposes must have an exercise price of not less than 100% of the fair market value of the common stock on the date the option is granted. The exercise price of options not intended to qualify as incentive stock options shall be determined in the discretion of the Committee. All of the options granted as of April 1, 2001 under the Plan provide that the exercise price will increase by 10% per annum, less all dividends and distributions (including non-cash distributions) made to common shareholders on a per share basis.

     All options granted under the Plan may be exercised during a period of time fixed by the Committee, except that no option may be exercised more than 10 years after the date of grant. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of the Company's common stock or a combination of cash and shares of the Company's common stock.

     The Plan would allow the Committee to award restricted stock, subject to such terms and conditions that the Committee from time to time determined. The Committee would set forth the terms of individual awards of restricted stock in restricted stock agreements. Restricted stock granted by the Committee would vest in accordance with restricted stock agreements. The Committee shall also determine the conditions for forfeiture or repurchase of restricted stock awards. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares would be subject to the same terms, conditions and restrictions that are applicable to the restricted stock for which the shares are received.

     Awards are non-transferable except by will or by the laws of descent and distribution, or as expressly authorized by the Committee or the Board of Directors. Each Award to be granted under the Plan will be evidenced by an agreement subject to the terms and conditions set forth above. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change of employment of the participant.

AMENDMENT AND TERMINATION

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at anytime and from time-to-time by the Board of Directors; however, the Board may not materially and adversely affect a participant without such participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax treatment of the stock options, which may be granted under the Plan based upon the current provisions of the Internal Revenue Code.

     An option holder who exercises a non-qualified stock option will recognize taxable compensation at the date of exercise with respect to the difference between the fair market value of the option shares at exercise and the exercise price paid to purchase such shares. The Company is entitled to a corresponding deduction for such compensation. At such time as the option stock is sold, the option holder will recognize either short-term or long-term capital gain income (depending upon the length of time such stock has been held) with respect to the excess of the option stock sale price over the exercise price paid to purchase such shares.

         An option holder who exercises an incentive stock option will not realize any regular taxable income. At the date of exercise, the option holder may, depending on his or her personal tax situation, be subject to Alternative Minimum tax ("AMT") because the difference between the fair market value of the shares at exercise and the exercise price represents an AMT preference item.

         The tax consequences of a disposition of incentive stock option stock depends upon the length of time the stock has been held by the employee. If the employee holds the option stock for at least two years after the option is granted and one year after the exercise of the option, any gain realized on the sale is long-term capital gain. In order to receive long-term capital gain treatment, the employee must remain in the employ of the Company from the time the option is granted until three months before its exercise

(twelve months in the event of termination due to the death or disability of the employee). The Company will not be entitled to a deduction.

         If the option stock is not held for the requisite holding period described above, a "disqualifying disposition" will occur. A disqualifying disposition results in the employee recognizing ordinary compensation income to the extent of the lesser of: (1) the fair market value of the option stock on the date of exercise less the option price ("the spread"), or (2) the amount realized on disposition of the option stock less the option price. The Company will be entitled to a deduction at this time for such ordinary compensation income. The option holder's basis in such shares will be the fair market value on the date of exercise.

         The exercise of an option through the exchange of common shares already owned by the option holder generally will not result in any taxable gain or loss on the unrealized appreciation of the shares so used so long as the shares were held by the optionee for at least six months prior to exercise of the option. The Company generally will not realize any tax consequences.

     If an option holder transfers previously owned stock that was acquired other than by exercising incentive stock options to exercise a non-qualified option or an incentive stock option, this generally may be done in a manner that will not result in any taxable gain or loss to the option holder or to the Company on any unrealized appreciation in value of the previously owned stock. This transaction is viewed as a tax-free exchange of stock in the same corporation up to a value equal to the value of option stock. In this situation, there is no taxation to the option holder or to the Company on any appreciation in value of the previously held stock. However, if additional shares of option stock are received by the option holder, they are treated as taxable compensation for services includible in his or her gross income. The Company is entitled to a corresponding tax deduction for such compensation.

         If an employee transfers previously owned incentive stock option stock to exercise an incentive stock option, this may be done in a tax-free manner unless a disqualifying disposition of the previously owned incentive stock option shares transferred occurs. In the case of a disqualifying disposition of such previously owned incentive stock option shares, incentive stock option "pyramiding rules" apply whereby the post-acquisition gain in value of such shares is taxed to the employee as compensation. In addition, compensation is attributed to the employee to the extent of the spread at the acquisition date of such previous owned incentive stock option shares. The Company is entitled to a corresponding tax deduction for such compensation.

         For purposes of determining whether shares have been held for the long-term capital gain holding period, the holding period of shares received will generally include the holding period of shares surrendered only if the shares received have the same basis, in whole or in part, in the employee's hands as the shares surrendered.

         Whenever under the Plan shares are to be delivered upon exercise of a stock option, the Company shall be entitled to require as a condition of delivery that the option holder remit to the Company an amount sufficient to satisfy all Federal, state, and other governmental withholding tax requirements related thereto.

         Generally, a participant would not recognize income upon the award of restricted stock. However, a participant would be required to recognize compensation income on the value of restricted stock at the time the restricted stock vests (when the restrictions lapse). At the time the participant recognizes compensation income, the Company would be entitled to a corresponding deduction for federal income tax purposes. If restricted stock is forfeited by a participant, the participant would not recognize income and the Company would not receive a deduction. Before the lapse of restrictions, dividends paid on restricted stock would be reported as compensation income to the participant and the Company would receive a corresponding deduction.

     A participant could, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the restricted stock at the time of the award without regard to the forfeiture restriction. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the participant as compensation income.

POSSIBLE ANTI-TAKEOVER EFFECTS

     Although not intended as an anti-takeover measure by the Board of Directors, one of the possible effects of the Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of the Company. Such persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such attempt.

     In addition, options may, in the discretion of the Committee, contain a provision providing for the acceleration of the exercise ability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of the assets of the Company, or other attempted changes in the control of the Company. In the opinion of the Board of Directors, such an acceleration provision merely ensures that optionees under the Plan will be able to exercise their options as intended by the Board of Directors and stockholders of the Company prior to any such extraordinary corporate transaction which might serve to limit or restrict such right. The Board of Directors is, however, presently unaware of the possibility of any hostile takeovers involving the Company.

REQUIRED VOTE OF STOCKHOLDERS

     The favorable vote of a majority of the shares of common stock voting in person or by proxy at the annual meeting is required to approve the Plan. As noted, the Board has approved the Plan. Stockholders should be aware, however, that the Board may be viewed as having a conflict of interest in approving, and recommending that stockholders approve, the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN.

                                 PROPOSAL NO. 3

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Company's financial statements for the past several fiscal years were audited by KPMG LLP, independent public accountants. On March 30, 2001, the Board of Directors reappointed KMPG as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Representatives of KPMG will not be present at the Annual Meeting of Shareholders.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those described above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

                PROPOSALS OF STOCKHOLDERS FOR 2002 ANNUAL MEETING

     Shareholders intending to submit proposals for presentation at the 2002 Annual Meeting of Shareholders of the Company and inclusion in the proxy statement and form of proxy for such meeting must submit the proposal to the Company no later than December 28, 2001. Shareholders who intend to present a proposal at the 2002 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are generally required to provide notice of such proposal to the Company at least 60 days prior to the date of the meeting. Shareholders should forward such proposals to J. Bruce Newsome, Secretary, Imperial Parking Corporation, Suite 300, 601 West Cordova Street, Vancouver, B.C. Canada V6B 1G1. Proposals must be in writing. Proposals should be sent to the Company by certified mail, return receipt requested. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  ANNUAL REPORT

     An annual report to shareholders, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record with this proxy statement. ADDITIONAL COPIES OF OUR ANNUAL REPORT MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO GORDON CRAIG, INVESTOR RELATIONS DEPARTMENT, SUITE 300, 601 WEST CORDOVA STREET, VANCOUVER, B.C. CANADA V6B 1G1; (604) 681-7311, OR AT investorrelations@impark.com.

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

I.   MEMBERSHIP

A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

     1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

     2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

     3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

     4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

     5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.


II.      RESPONSIBILITIES OF THE AUDIT COMMITTEE

The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit

Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

     A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

     B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

     C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

     D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

     E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

     F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

     G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

     H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

     I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

     J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No.
          61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

     K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

     L.   The Audit Committee shall meet privately at least once per year with:
          (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                    EXHIBIT B

                            2000 STOCK INCENTIVE PLAN

1.   PURPOSE

     The purpose of this 2000 Stock Incentive Plan (the "Plan") of IMPERIAL PARKING CORPORATION, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.   ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.   ADMINISTRATION, DELEGATION

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee. If the Board determines to appoint a Committee, it shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code ("Section 162(m)") and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act.

4.   STOCK AVAILABLE FOR AWARDS

(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 315,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 100,000 per calendar year. The per-Participant limit described in this
Section 4(b) shall be construed and applied consistently with Section 162(m).

5.   STOCK OPTIONS

(a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

(b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive stock option under
Section 422 of the Code.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows: in cash or by check, payable to the order of the Company; except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and
(ii) such Common Stock was owned by the Participant at least six months prior to such delivery; to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.   RESTRICTED STOCK

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and
Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

9.   ACQUISITION EVENTS

(a) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

(b) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation

(or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(c) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(d) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

10.  GENERAL PROVISIONS APPLICABLE TO AWARDS

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.  MISCELLANEOUS

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with
Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

(e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                  DETACH HERE
--------------------------------------------------------------------------------

                          IMPERIAL PARKING CORPORATION
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints William A. Ackman and Charles E. Huntzinger, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Imperial Parking Corporation, to be held on Friday, May 18, 2001, at 10:00 a.m. Eastern Standard Time, at the New York Helmsley Hotel (Murray Room), 212 East 42nd Street in New York, New York, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) PROPOSAL TO ELECT CLASS I DIRECTORS:
   [ ]FOR all nominees listed below                          [ ]WITHHOLD AUTHORITY to vote for all nominees
                                                               (except as marked to the contrary below) listed below

            (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                          NOMINEE CHECK THE BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
                  Mary Ann Tighe                  Armand Lasky

(2) Proposal to approve the Company's 2000 Stock Incentive Plan:

   [ ]FOR            [ ] AGAINST            [ ] ABSTAIN

(3) Proposal to ratify the appointment of KPMG LLP as the Company's Independent Auditors for the Fiscal Year Ended December 31, 2001:

   [ ]FOR            [ ] AGAINST            [ ] ABSTAIN

(4) In their discretion, on such other matters as may properly come before the meeting.

                                    (Continued and to be signed on reverse side)

                                  DETACH HERE
--------------------------------------------------------------------------------

PROXY NO.                   (Continued from other side)                   SHARES

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
    PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.
                                                   Dated , 2001

                                                   -----------------------------
                                                             Signature

                                                   Dated , 2001

                                                   -----------------------------
                                                             Signature

                                                   Signatures of shareholder(s)
                                                   should correspond exactly
                                                   with the names printed
                                                   hereon. Joint owners should
                                                   each sign personally.
                                                   Executors, administrators,
                                                   trustees, etc., should give
                                                   full title and authority.
                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THE PROXY CARD PROMPTLY IN
                                              THE ENCLOSED ENVELOPE CARE OF:
                                              NATIONAL CITY BANK CORPORATE
                                              TRUST OPERATIONS, LOCATOR 5352,
                                              P.O. BOX 92301, CLEVELAND, OH
                                              44197-1200.